Consent of Independent Auditors


The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account B:

We consent to the use of our reports dated February 4, 1997 and February 14, 1997 incorporated by reference in registration statement (No. 33-34370) on Form N-4 and to the reference to our firm under the caption "CONDENSED FINANCIAL INFORMATION" in the Prospectus.



                                                       /s/ KPMG Peat Marwick LLP

Hartford, Connecticut
November 26, 1997